Exhibit 31.2

RULE 13a-14(a) CERTIFICATION

OF THE PRINCIPAL FINANCIAL OFFICER

I, Judd P. Tirnauer, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Destination Maternity Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 11, 2011

/S/ JUDD P. TIRNAUER
Judd P. Tirnauer Senior Vice President & Chief Financial Officer (Principal Financial Officer)